UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2016

NV5 GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida	33021
(Address of Principal Executive Offices)	(Zip Code)

(954) 495-2112

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 2.01   Completion of Acquisition or Disposition of Assets.

On October 25, 2016, NV5 Global, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with J.B.A. Consulting Engineers, Inc., a Nevada corporation (“JBA”), each of the holders of issued and outstanding shares of JBA (“the Sellers”), and Carl Von Hake, solely in his capacity as the stockholder representative, to acquire all of the outstanding equity interests in JBA, a Las Vegas, Nevada-based MEP engineering, acoustics, technology, and fire protection consulting firm.

 Prior to entering into the Agreement, there was no material relationship between the Sellers and JBA, on the one hand, and the Company, any affiliate of the Company, or any director or officer of the Company or any associate of any director or officer of the Company, on the other hand. The parties completed the transaction on October 26, 2016.

 The aggregate purchase price consideration paid by the Company to the Sellers in connection with the acquisition was up to $23.0 million, subject to customary Closing Working Capital (as defined in the Agreement) adjustments in accordance with the terms of the Agreement. The Company funded the cash portion of the purchase price with cash on hand. Upon the closing of the JBA acquisition, the Company (i) paid cash in the aggregate amount of $12.0 million, (ii) issued 44,947 shares of its common stock representing $1.4 million, which shares are subject to a twelve-month lock-up provision, and (iii) issued promissory notes in the aggregate principal amount of $7.0 million (the “Notes”). The Notes are payable in five aggregate annual installments of $1.4 million on each of October 26, 2017, 2018, 2019, 2020 and 2021. The Notes bear interest at the rate of 3.0% per annum, payable at the time the principal payments are due, and contain such other terms as are customary for promissory notes of this type, including potential reduction in the principal amount thereof in the event of any Closing Working Capital adjustment. The purchase price also includes a post-closing payment of $2.6 million in shares of the Company’s common stock to be issued at the then-current market price, payable one-half on October 26, 2017 and one-half on October 26, 2018 and an undertaking to issue by January 24, 2017, an equivalent number of shares of restricted common stock equal to an aggregate of $2.0 million, to be granted to certain key employees of JBA selected in the Company’s sole discretion and vesting over a period of four years.

The Agreement also contains other customary provisions, covenants, representations, and warranties made by JBA, the Sellers, and the Company that are typical in transactions of this size, type, and complexity.

 The foregoing description of the Agreement and the JBA acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 2.1 and is incorporated by reference into this Item 2.01.

Item 9.01                  Financial Statements and Exhibits.

 (a) Financial Statements of Businesses Acquired.

 The financial statements required by Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report is required to be filed.

 (b) Pro Forma Financial Information.

 The pro forma financial information required by Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1

Stock Purchase Agreement, dated as of October 25, 2016, by and among J.B.A. Consulting Engineers, Inc., a Nevada corporation, each of the stockholders of J.B.A. Consulting Engineers, Inc., Carl Von Hake, as the sole stockholder representative of J.B.A. Consulting Engineers, Inc. and NV5 Global, Inc.*

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that NV5 Global, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2016

NV5 GLOBAL, INC.

By: /s/ Michael P. Rama Name: Michael P. Rama Title: Vice President and Chief Financial Officer

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